 OCTOBER, 2001
ACE HARDWARE CORPORATION
SUBSCRIPTION FOR CAPITAL STOCK
(To be used for shares subscribed for in conjunction with
an application for membership by the undersigned to Ace Hardware Corporation)

 The undersigned, being the owner of the retail or other business unit with respect to which an Application is being concurrently submitted to Ace Hardware Corporation (a Delaware Corporation) for a membership to purchase merchandise from said corporation and a license to use one or more designated marks of Ace Hardware Corporation in connection therewith, hereby subscribes for and agrees to purchase the following shares of capital stock of said Ace Hardware Corporation at the prices set forth below:

                                                                                                                           Purchase Price

________      shares of Class "A" Voting Stock (par value $1,000 per share) at a price of  $1,000.00 (1 share to be subscribed for if, and only if, the business applying for membership in Ace Hardware Corporation would be the first member
in Ace Hardware Corporation owned or controlled by the undersigned)                        $___________

________      shares of Class "C" Non-Voting Stock (par value$100 per share) at a price of $100.00 per share (40 shares to be subscribed for if, and only if the business applying for membership in Ace Hardware Corporation would be the first
member in Ace Hardware Corporation owned or controlled by the undersigned)           $___________

________      shares of Class "C" Non-Voting Stock (par value$100 per share) at a price of $100.00 per share (50 shares to be subscribed for if, and only if, the business applying for membership in Ace Hardware Corporation would be an additional member in Ace Hardware Corporation, over and above the first such
member, owned or controlled by the undersigned)                                                    $___________

Total Purchase Price for all shares hereby subscribed for - $________                       $___________

The undersigned agrees to pay for all of the shares hereby subscribed for at the principal office of Ace Hardware Corporation located at 2200 Kensington Court, Oak Brook, Illinois 60523. Written notice of a call for the payment of said purchase price is hereby waived.
The undersigned further agrees that payment for the shares hereby subscribed for will be made by means of a special stock subscription payment charge to be added to the biweekly statement rendered by Ace Hardware Corporation. The amount of such special stock subscription payment charge to be added to each such biweekly statement shall be the greater of $40.00 or an amount equal to 2% of the purchase price of the merchandise purchased by the retail or other business outlet that is the subject of the concurrent membership application from Ace Hardware Corporation during each bi-weekly period. Such charge shall be continued until the full purchase price for all shares of the capital stock of Ace Hardware Corporation has been paid.
No interest or other finance charge shall be added to the unpaid balance of the purchase price to be paid so long as all payments are made when the same are due. All such stock subscription payments shall be due and payable at the same time and shall be subject to the same late payment service charges and other terms as are applicable to the charges shown on such billing statements for purchases of merchandise.
The undersigned shall have the right to make prepayments at any time on account of the unpaid balance of the purchase price of the shares of stock subscribed for. It the retail or other business outlet with respect to which this Subscription Agreement has been executed would be the first member of Ace Hardware Corporation owned or controlled by the undersigned, all payments made on account of the purchase price of the shares hereby subscribed for shall first be applied toward payment for the 1 share of Class "A" Voting Stock. Upon the completion of the payment of $1,000.00 for said 1 share of Class "A" Voting Stock, a certificate for such share shall immediately be issued to the undersigned. It is expressly understood that the undersigned shall have no voting rights with respect to said share of Class "A" Voting Stock until the complete price therefore has been paid and a certificate for the same has been issued.
It is further understood that certificates for the shares of Class "C" Stock of Ace Hardware Corporation hereby subscribed for by the undersigned will be issued to the undersigned upon the completion of the payment of the full purchase price of all of the shares of Class "C" Stock so subscribed for.
If 1 share of Class 'A" Voting Stock of Ace Hardware Corporation is included as part of the shares of stock hereby subscribed for, the undersigned shall further hereby be deemed to have consented and agreed to include in gross income of the undersigned for U.S. income tax purposes all patronage dividends distributed to the undersigned (including those distributed in the form of qualified written notices of allocation or other property, as defined in Section 1388 of the U.S. Internal Revenue Code, as amended) with respect to purchases of merchandise made by the undersigned from Ace Hardware Corporation for all member business outlets that are owned or controlled by the undersigned on or after the date on which this Subscription Agreement has been accepted by Ace Hardware Corporation. Such consent shall expire immediately upon the undersigned's becoming an owner of 1 share of Class "A" Voting Stock of Ace Hardware Corporation. Until such time, the undersigned reserves the right to revoke any consent hereby given by the undersigned at any time by written notice of revocation furnished to Ace Hardware Corporation, provided, however, that any such revocation shall be effective only with respect to purchases of merchandise made by the undersigned from said corporation after the close of the taxable year of Ace Hardware Corporation during which such revocation is so furnished. It is understood that no patronage dividends will be payable to the undersigned with respect to purchases of merchandise made by the under-signed during any period for which any such revocation is effective unless and until the undersigned becomes the owner of 1 share of Class "A" Voting Stock of Ace Hardware Corporation.

If the undersigned is already the owner of 1 share of said Class "A" Voting Stock, or commencing as of the date when the undersigned becomes an owner of such a share, the undersigned instead shall be entitled to patronage dividends with respect to purchases of merchandise made by the undersigned for Ace Hardware Corporation in accordance with the provisions of Section 2 of Article XXIV of the By-laws of said corporation which are applicable to "members" of said corporation. The undersigned shall be deemed, by being a member owning such a share of Class "A" Voting Stock, to have consented that the amount of any patronage dividends distributed to the undersigned (including those distributed in the form of qualified written notices of allocation or other property) with respect to purchases of merchandise made by the undersigned from Ace Hardware Corporation for all member business outlets owned or controlled by the undersigned will be included in the undersigned's gross income for U.S. income tax purposes. All patronage dividends distributed at any time to the undersigned will be included in the undersigned's gross income for the taxable year in which the same are received by the undersigned, with those received in the form of qualified written notices of allocation or other property being included at their stated dollar amounts.

The undersigned acknowledges receipt of the Prospectus dated _________________, 20__ descriptive of the offering of the shares of stock of Ace Hardware Corporation hereby subscribed for by the undersigned.
The undersigned acknowledges receipt of a copy of the By-laws of Ace Hardware Corporation (including Article XXIV thereof relative to "members" patronage dividends" which contains provisions deeming a member to have consented to include patronage dividends received in the form of written notices of allocation or other property in his gross income) and agrees that the shares hereby subscribed for shall, when issued, be held by the undersigned subject to all of the provisions of the restated Certificate or Incorporation and the By-laws of Ace Hardware Corporation and all amendments and supplements thereto.
THE SHARES OF CAPITAL STOCK, WHEN ISSUED, SHALL BE HELD BY THE UNDERSIGNED SUBJECT TO ALL OF THE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY AND ALL AMENDMENTS AND SUPPLEMENTS THERETO, INCLUDING THE PROVISIONS GOVERNING THE DETERMINATION AS TO WHETHER A RETAIL OR OTHER BUSINESS OUTLET IS OWNED OR CONTROLLED BY THE UNDERSIGNED.
TO SECURE THE PAYMENT OF ANY INDEBTEDNESS OWING TO THE COMPANY BY THE UNDERSIGNED AT ANY TIME, THE COMPANY SHALL RETAIN A FIRST LIEN UPON AND A RIGHT OF SET-OFF AGAINST ALL MONEYS PAID IN ON THE PURCHASE OF SAID SHARES AND UPON ALL SHARES OF CAPITAL STOCK OF THE COMPANY ISSUED TO THE UNDERSIGNED FOR ANY PURPOSE AT ANY TIME.
THE UNDERSIGNED'S INTEREST IN ANY OF THE SHARES BEING PURCHASED UNDER THIS AGREEMENT AND IN ANY PATRONAGE DIVIDENDS HEREAFTER ISSUED BY THE COMPANY TO THE UNDERSIGNED FOR THE RETAIL OR OTHER BUSINESS OUTLET LICENSED UNDER THE AGREEMENT OR FOR ANY OTHER MEMBER BUSINESS OUTLET LICENSED BY THE COMPANY WHICH IS OWNED OR CONTROLLED BY THE UNDERSIGNED EITHER IN THE FORM OF SHARES OF THE COMPANY'S CAPITAL STOCK OR IN THE FORM OF ANY DEBT INSTRUMENT OF THE COMPANY SHALL AT ALL TIMES BE DEEMED TO BE OFFSET BY THE AMOUNT OF THE CURRENT BALANCE OF ANY INDEBTEDNESS OWING BY THE UNDERSIGNED TO THE COMPANY WITH RESPECT TO ANY OF SAID OWNED OR CONTROLLED MEMBER BUSINESS OUTLETS.
AT THE COMPANY'S OPTION AND IN ACCORDANCE WITH THE BY-LAWS AND MEMBERSHIP AGREEMENT, IT SHALL HAVE THE RIGHT AT ANY TIME TO APPLY THE VALUE OF ANY PATRONAGE DIVIDENDS ISSUED BY IT TO THE UNDERSIGNED FOR ANY MEMBER BUSINESS OUTLET LICENSED BY THE COMPANY WHICH IS OWNED OR CONTROLLED BY THE UNDERSIGNED AS AN OFFSET AGAINST THE INDEBTEDNESS OWED TO THE COMPANY IN CONNECTION WITH TRANSACTIONS BETWEEN THE COMPANY AND THAT OUTLET OR ANY OTHER SUCH OWNED OR CONTROLLED MEMBER BUSINESS OUTLET, AND WHENEVER THE COMPANY, IN ITS SOLE JUDGMENT, DEEMS ITSELF TO BE INSECURE WITH RESPECT TO ANY SUCH INDEBTEDNESS, THE COMPANY MAY DEMAND THE ASSIGNMENT TO THE COMPANY BY THE UNDERSIGNED OF THE UNDERSIGNED'S INTEREST IN ANY SHARES OF THE CAPITAL STOCK OF THE COMPANY PURCHASED BY THE UNDERSIGNED AND IN ANY WRITTEN NOTICES OF ALLOCATION OR OTHER PROPERTY RECEIVED BY THE UNDERSIGNED.
NO SHARES OF CAPITAL STOCK OF THE COMPANY HELD BY THE UNDERSIGNED AT ANY TIME SHALL BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT THE PRIOR CONSENT OF THE BOARD OF DIRECTORS OF THE COMPANY, AND IN NO EVENT SHALL ANY SUCH TRANSFER OR ASSIGNMENT BE MADE TO ANY TRANSFEREE WHO IS NOT ELIGIBLE TO BE A HOLDER OF SUCH SHARES.
The undersigned understands and agrees that this Subscription for Capital Stock shall become effective only upon its acceptance by Ace Hardware Corporation at its principal office in Oak Brook, Illinois and that all of the terms and provisions of the aforesaid Prospectus are incorporated herein by this reference thereto as if set forth herein verbatim.

Dated: _____________________, 20__              _____________________________________________
                                                                                       Corporate, Partnership or Business Name

                                                                                       _____________________________________________
                                                                                       Trading Name: D/B/A

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                                                                                       _____________________________________________
                                                                                                  (Signatures)

                                                                                       (The name of a corporate subscriber or partnership
                                                                                       subscriber should be written above followed by the
                                                                                       signature of an appropriate corporate officer or all
                                                                                       partners of such subscriber.)

                                                                                      _____________________________________________
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                                                                                      Address of Store or Outlet with Respect to Which the
                                                                                      Shares Hereby Subscribed for Pertain.

                                                                                      _____________________________________________
                                                                                      _____________________________________________
                                                                                      Address of Primary Store or Retail Outlet

ACCEPTED for Ace Hardware Corporation at Oak Brook,
Illinois this ___ day of _______________, 20__.
By _______________________________________
 __________________________________________
                    (Title of Officer)